UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): September 8, 2015

ContraFect Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36577	39-2072586
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

28 Wells Avenue, Third Floor Yonkers, New York	10701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (914) 207-2300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) Appointment of Certain Officers

ContraFect Corporation (the “Company”) has appointed Joshua Muntner to serve as Senior Vice President of Business Development of the Company, effective as of August 24, 2015. Mr. Muntner, 46, brings over 15 years of healthcare investment banking experience to ContraFect, and has been involved with a wide range of capital markets and advisory transactions with approximately USD 11bn in value. Most recently, Mr. Muntner was a Managing Director and Co-Head of Healthcare Investment Banking at Janney Montgomery Scott, where he was responsible for originating and executing equity financing and M&A transactions for the firm’s life science clients. Prior to Janney, Mr. Muntner served as Managing Director at ThinkEquity, where he re-established the firm’s healthcare banking practice. Mr. Muntner spent nine years at Oppenheimer & Co. and its predecessor, CIBC World Markets, after starting his investment banking career at Prudential Securities. Mr. Muntner received his MBA from the UCLA Anderson School of Management and a Bachelor of Fine Arts from Carnegie Mellon University.

Item 8.01 Other Events.

On September 8, 2015, the Company issued a press release announcing the appointment of Mr. Muntner. A copy of the press release is filed as Exhibit 99.1 hereto, which is incorporated by reference into this Item 8.01.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release of the Company, dated September 8, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CONTRAFECT CORPORATION

Date: September 8, 2015	By:	/s/ Julia P. Gregory
Name: Julia P. Gregory
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release of the Company, dated September 8, 2015